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                                                               Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (No. 33-4520, 33-4520-01) and Form S-8 (No. 33-34295) of
RACI Holdings, Inc., and Subsidiaries of our report dated March 5, 2001 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K for the year-ended December 31, 2000. We also consent to the reference to us under the heading "Selected Financial Data" in such Registration Statement.




Greensboro, North Carolina
March 23, 2001